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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38932	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom	BS30 8XP
(Address of principal executive offices)	(Zip Code)

+44 117 9753200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMCR	New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 26, 2022, Amcor plc (the “Company”), as parent guarantor, entered into a (i) Three-Year Syndicated Facility Agreement (the “Three-Year Agreement”) with Amcor Pty Ltd (“Amcor Australia”), Amcor Finance (USA), Inc., (“AFUI”), Amcor UK Finance plc (“Amcor UK”) and Amcor Flexibles North America, Inc. (“AFNA” and, together with Amcor Australia, AFUI and Amcor UK, the “Borrowers”), the lenders party thereto and JPMorgan Chase Bank, N.A. (“JP Morgan”), as administrative agent and foreign administrative agent, and (ii) Five-Year Syndicated Facility Agreement (the “Five-Year Agreement” and, together with the Three-Year Agreement, the “Agreements”) with the Borrowers, the lenders party thereto and JPMorgan, as administrative agent and foreign administrative agent.

Each of the Three-Year Agreement and the Five-Year Agreement provides for a revolving credit facility in an aggregate committed amount of $1.875 billion, each of which is unsecured, and scheduled to mature on April 26, 2025 and April 26, 2027, respectively, which date may be extended under the Agreements by one year at the Company’s option, subject to certain conditions set forth in the Agreements. Subject to obtaining commitments from existing or new lenders and certain other conditions, the Company may, at any time and from time to time by written notice to JP Morgan, request an increase in the total aggregate commitment level under each Agreement by up to $500.0 million. At closing, the Company did not draw down any amounts pursuant to the Agreements.

Under the Agreements, each loan which is an alternate base rate loan will bear interest at a rate per annum equal to Alternate Base Rate (as defined in the Agreements), plus an applicable rate ranging from 0.0% to 0.50%, depending on the Company’s credit rating. Each loan which is a term SOFR loan will bear interest at a rate per annum equal to the Adjusted Term SOFR Rate (as defined in the Agreements), plus an applicable rate ranging from 0.875% to 1.50%, depending on the Company’s credit rating. Each loan which is an EURIBOR revolving loan will bear interest at a rate per annum equal to the Adjusted EURIBO Rate (as defined in the Agreements), plus an applicable rate ranging from 0.875% to 1.50%, depending on the Company’s credit rating. Each loan which is a RFR (as defined in the Agreements) revolving loan and each loan which is a swingline loan will bear interest at a rate per annum equal to the Daily Simple RFR (as defined in the Agreements), plus an applicable rate ranging from 0.875% to 1.50%, depending on the Company’s credit rating.

The Agreements also contain customary affirmative and negative covenants, financial covenants, representations and warranties, events of default and other provisions.

The foregoing summary of the Agreements does not purport to be complete, and is subject to and is qualified in its entirety by the terms of each of the Three-Year Agreement and the Five-Year Agreement, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 26, 2022, the Company terminated each of its (i) Three-Year Syndicated Facility Agreement (as amended to date, the “Previous Three-Year Agreement”), dated as of April 30, 2019, by and among the Company, the Borrowers, the lenders party thereto and JPMorgan, as administrative agent and foreign administrative agent, (ii) Four-Year Syndicated Facility Agreement (as amended to date, the “Previous Four-Year Agreement”), dated as of April 30, 2019, by and among the Company, the Borrowers, the lenders party thereto and JPMorgan, as administrative agent and foreign administrative agent, and (iii) Five-Year Syndicated Facility Agreement (as amended to date, the “Previous Five-Year Agreement” and, together with the Previous Three-Year Agreement and the Previous Four-Year Agreement, the “Previous Agreements”), dated as of April 30, 2019, by and among the Company, the Borrowers, the lenders party thereto and JPMorgan, as administrative agent and foreign administrative agent. There were no amounts outstanding under the Previous Agreements as of April 26, 2022, and the Company did not incur any early termination penalties in connection with the termination of the Previous Agreements.

The Previous Agreements consisted of a three-year $750 million multi-currency credit facility expiring in April 2023, a four-year $1.50 billion multi-currency credit facility expiring in April 2024 and a five-year $1.50 billion multi-currency credit facility expiring in April 2025.

In the ordinary course of their respective businesses, the lenders under the Previous Agreements and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Three-Year Syndicated Facility Agreement, dated as of April 26, 2022, by and among, Amcor plc, Amcor Pty Ltd, Amcor Finance (USA), Inc., Amcor UK Finance plc and Amcor Flexibles North America, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and foreign administrative agent.
10.2*	Five-Year Syndicated Facility Agreement, dated as of April 26, 2022, by and among, Amcor plc, Amcor Pty Ltd, Amcor Finance (USA), Inc., Amcor UK Finance plc and Amcor Flexibles North America, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and foreign administrative agent.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).
*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

By:	/s/ Damien Clayton
Name: Damien Clayton
Title: Company Secretary

Dated: April 28, 2022